Exhibit G(5)

FORM OF

FIFTH AMENDMENT

TO AMENDED, RESTATED AND CONSOLIDATED

CUSTODIAN AGREEMENT

This amendment, effective [            ], 2017 is made to the AMENDED, RESTATED AND CONSOLIDATED CUSTODIAN AGREEMENT, dated as of January 1, 2008, as it may be amended, supplemented, restated or otherwise modified from time to time, by and among each open-end management investment company or other fund identified on the signature page hereto (each, a “Fund”), and STATE STREET BANK AND TRUST COMPANY (“State Street” or the “Bank”) (the “Consolidated Agreement”). Capitalized terms not defined herein have the meanings ascribed to them in the Consolidated Agreement.

WHEREAS, the Funds and the Bank wish to amend the Consolidated Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein the parties hereto agree as follows:

1)	The MassMutual Select Cayman Global Allocation Fund I, Ltd., an exempted company organized under the laws of the Cayman Islands (the “Company”), is hereby added as a party to the Consolidated Agreement and appoints the Bank to act as its custodian. The Company is a wholly-owned subsidiary of the MassMutual Select BlackRock Global Allocation Fund, which has also appointed the Bank to act as its custodian.

2)	For purposes of the Company, references to a “Fund” or “Portfolio” within the Consolidated Agreement shall refer to the Company.

3)	For purposes of the Company, references to the “Board” or “Board of Trustees” within the Consolidated Agreement shall refer to the Company’s Board of Directors.

4)	For purposes of the Company, references to an “Officers’ Certificate” within the Consolidated Agreement shall refer to a Directors’ Certificate.

5)	For purposes of the Company, references to the “Secretary/Clerk” or “Assistant Secretary/Assistant Clerk” within the Consolidated Agreement shall refer to a Director.

6)	For purposes of the Company, references to the “Declaration of Trust” and/or “Bylaws” within the Consolidated Agreement shall refer to the Company’s organizational documents.

7)	For purposes of the Company, references to an “investment company” within the Consolidated Agreement shall be construed to include a fund such as the Company, where applicable.

8)	For purposes of the Company, a resolution of the Board signed by a Director shall be sufficient where the Consolidated Agreement otherwise requires a resolution of the Board signed by an officer and certified by the Secretary/Clerk or and Assistant Secretary/Assistant Clerk.

9)	For purposes of the Company, references to the “registration statement” shall refer to the registration statement of the MassMutual Select BlackRock Global Allocation Fund.

10)	Section 7 “Redemptions” of the Consolidated Agreement is hereby amended to add the following as the last sentence: “Notwithstanding the foregoing, with respect to the Company, payment shall be made in accordance with Proper Instructions.”

11)	Section 12.2 “Yield Calculation” and the Sections titled “Additional Funds,” “Additional Portfolios,” and “Trust Notice” in the Consolidated Agreement shall not apply to the Company.

12)	Concurrently with the execution of this Amendment, and from time to time thereafter, as appropriate, the Company shall deliver to the Bank a Directors’ Certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Company. The certificate may be accepted and conclusively relied upon by the Bank and shall be considered to be in full force and effect until receipt by the Bank of a similar certificate to the contrary.

13)	Section 18 and Appendix B of the Consolidated Agreement are hereby amended to add the following:

In the case of notices sent to the Company to:

MASSMUTUAL SELECT CAYMAN GLOBAL ALLOCATION FUND I, LTD.

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

Grand Cayman

KY1-1104

with a copy to:

MassMutual Select Funds

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Secretary of the Funds

14)	The following are hereby added as Sections 32 and 33 to the Consolidated Agreement:

32. 1940 Act. The Company is an unregistered subsidiary of the MassMutual Select BlackRock Global Allocation Fund, which is registered with the SEC as an investment company under the 1940 Act. For purposes of compliance with the 1940 Act, the Company and the MassMutual Select BlackRock Global Allocation Fund shall be treated on a consolidated basis. For all other purposes, the rights and obligations of the parties under this Agreement shall be determined as if the Company were itself so registered and entitled to the benefits thereof.

33. With respect to the Company, any services performed in Massachusetts, USA, by or on behalf of the Bank under this Agreement shall be limited to those activities which are identified in the Massachusetts Commissioner of Revenue’s Letter Ruling 01-4 as not subjecting a foreign company to taxation in Massachusetts.

15)	Appendix B of the Consolidated Agreement is hereby amended to add Annex III and Annex IV for the Company.

16)	Miscellaneous.

(a) Except as amended hereby, the Consolidated Agreement shall remain in full force and effect.

(b)This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:

Name: Andrew Erickson
Title: Executive Vice President

MASSMUTUAL PREMIER FUNDS

By:

Name: Renee Hitchcock
Title: CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By:

Name: Renee Hitchcock
Title: CFO and Treasurer

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MML SERIES INVESTMENT FUND

By:

Name: Renee Hitchcock
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND II

By:

Name: Renee Hitchcock
Title: CFO and Treasurer

MASSMUTUAL SELECT CAYMAN GLOBAL
ALLOCATION FUND I, LTD.

By:

Name:
Title: Director

ANNEX III

State Street Bank And Trust Company

CLASS ACTIONS SERVICES SELECTION FORM

CLIENT NAME: MassMutual Select Cayman Global Allocation Fund I, Ltd.	DATE: [ ],[ ]

CLASS ACTION NOTICES

Please select from the options listed below if you would like written notices relating to class actions forwarded to you by State Street Bank and Trust Company (“State Street”). Such notices would include only those which are received by State Street from its agents or subcustodians or from issuers of securities currently or formerly held in your account(s) while a customer of State Street.

☒ DO NOT FORWARD any class action notices

☐ FORWARD all class action notices to the following party:

Attention:

FILING FOR PARTICIPATION IN CLASS ACTIONS

If you want State Street to file or take any other action on your behalf for participation in any U.S. class actions in connection with U.S. securities currently or previously held in your account, you must direct State Street. Fees for this service will be as agreed to from time to time by you and State Street. You may establish a standing instruction by selecting the first option below or you may direct State Street on a case by case basis. Directions on a case-by-case basis must be received 10 business days* prior to the deadline for filing or taking other action as stated in the relevant materials and in accordance with the terms of Appendix B to the Custodian Agreement with State Street. Please note that if you do elect to have State Street file on your behalf, we will NOT file for you to be lead plaintiff in any class action lawsuits or to be excluded from a class for any particular class action without your express prior direction. State Street will not file on your behalf without a valid direction. If you wish to have another party file on your behalf to participate in any class action, State Street may provide such transaction records as may be required, subject to the fees agreed to from time to time. If State Street files a class action claim on your behalf and any proceeds are realized therefrom, the proceeds will be applied back to the affected fund.

ERISA TRUST CLIENTS ONLY: please note that any standing instruction set forth below will not apply to class actions involving employer securities (as defined in ERISA section 407) held in any ERISA trusts. State Street will require an independent direction should you choose to participate or not participate in any such class actions.

*	Requests received with less than 10 business days notice will be processed on a reasonable efforts basis

Please choose one of the following:

☒ File on my behalf to participate in all U.S. class actions for which you reasonably believe I may be eligible. Your filing determination shall be based solely upon your own records of securities currently or previously held in my account(s) at State Street without any further review or inquiry by you. State Street is hereby authorized to submit any such filings or data required for any filings electronically, including via e-mail, where possible.

☐ Do not file on my behalf for any class actions. You will be directed as described above when and if you are requested to file on my behalf.

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☐ Do not file on my behalf for any class actions, but forward transaction records to the following party:

LIMITATION ON LIABILITY

The Service provided by State Street shall be defined in and be governed by Appendix B to the Custodian Agreement and this Class Action Services Selection Form.

State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or non-performance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of State Street, its officers or employees. State Street shall not be liable for any special, indirect, incidental or consequential damages of any kind whatsoever (including, without limitation, attorneys fees) arising out of any act or failure to act hereunder. In any event, State Street’s cumulative liability during each calendar year relating to any class action services, regardless of the form of action or legal theory shall be limited in amount as Client and State Street from time to time agree. This shall be the sole remedy of Client for any loss or damage resulting from State Street’s performance or non-performance of its duties under the Agreement with respect to the Service. State Street shall not be responsible or liable for any failure or delay in performance of its obligations under the Agreement arising out of or caused, directly or indirectly, by events of force majeure.

Without limiting the generality of the foregoing, to the extent that any filing or other information is transmitted or received via Web-based or Internet services, State Street makes no representation or warranty that such transmission or receipt of information will be uninterrupted or error-free or that such information shall remain private and confidential. State Street has no control over the Internet and cannot guarantee that unauthorized parties may not be able to decrypt encrypted messages. Accordingly, in no event shall State Street be liable for any loss, damage, expense or other harm or injury arising out of (i) the performance or non-performance of the Internet or network services used in connection with the transmission or receipt of information over the Internet, including without limitation, the receiving party’s Internet service provider or browser or any other software or (ii) the unauthorized interception or decryption of information transmitted or received via the Internet or network services.

STANDING INSTRUCTIONS

State Street is hereby instructed to implement the procedure(s) in regard to class actions notices and filings as specified herein. These standing instructions shall supersede all prior directions relating to class actions and shall remain in effect until otherwise modified or until the termination of any custodian or trust agreement applicable to you.

Signature

Title

ANNEX IV

LIMITED POWER OF ATTORNEY

MassMutual Select Cayman Global Allocation Fund I, Ltd. (“Client”) does hereby grant a limited power of attorney to State Street Bank and Trust Company (“Agent”) or any of its directors, officers or employees (from time to time duly appointed or authorized in writing by Agent for the purposes herein, the certificate of Agent of such appointment to be final and conclusive) to be Client’s attorney or attorneys for and in the name of Client or otherwise, with full powers of substitution from time to time, to sign and execute all documents relating to class action lawsuits and to perform all acts and things Agent considers expedient or necessary for Client’s participation in class action lawsuits.

Client does hereby declare that each and every receipt, deed, matter and thing which shall be given, made, executed or done by the attorney for the purposes hereunder shall be as good, valid and effectual to all intents and purposes as if the same had been signed, sealed, delivered, given, made, or done by Client.

Client does hereby further undertake at all times to ratify whatever the attorney shall lawfully do or cause to be done in or concerning the premises by virtue of this power of attorney.

NAME OR LEGAL ENTITY OR ENTITIES

MassMutual Select Cayman Global Allocation Fund I, Ltd.

By:

Title:

Date:

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